                                            AUTOMATIC AND FACULTATIVE YEARLY RENEWABLE TERM
                                                         REINSURANCE AGREEMENT

1.       PARTIES TO THE AGREEMENT

         This Agreement is solely between AUSA and PRUCO of NJ, a life insurance  company  domiciled in the State of New Jersey.  There is no third  party  beneficiary  to this  Agreement.  Reinsurance  under  this  Agreement  will not  create any right or legal relationship  between AUSA and any other person,  for example,  any insured,  policyowner,  agent,  beneficiary,  or assignee.
         PRUCO of NJ agrees that it will not make AUSA a party to any  litigation  between any such third party and PRUCO of NJ.  PRUCO of NJ will not use or disclose AUSA's name with regard to PRUCO of NJ's  agreements or  transactions  with these third parties unless AUSA gives prior  written  approval for the use or  disclosure of its name or unless PRUCO of NJ is compelled by law to do so.

         The terms of this  Agreement are binding upon the parties,  their  representatives,  successors,  and assigns.  The parties to this  Agreement are bound by ongoing and continuing  obligations  and  liabilities  until the later of (1) when this Agreement terminates and (2) when the underlying  policies are no longer in force.  This  Agreement  shall not be bifurcated,  partially assigned, or partially assumed.

2.       EFFECTIVE DATE OF THE AGREEMENT

         This Agreement will be effective as of 12:01 A.M., January 1, 2000, and will cover policies effective on and after that date.

3.       SCOPE OF THE AGREEMENT

         The text of this Agreement and all Exhibits,  Schedules and Amendments are considered to be the entire  agreement  between the parties.  There are no other  understandings or agreements  between the parties regarding the policies reinsured other than as expressed in this  Agreement.  The parties may make changes or additions to this  Agreement,  but they will not be  considered to be in effect unless they are made by means of a written amendment that has been signed and dated by both parties.

4.       DURATION OF THE AGREEMENT

         The duration of this  Agreement will be unlimited.  However,  either party may terminate the Agreement for new business at any time by giving the other a 90-day  prior  written  notice.  AUSA will  continue  to accept new  reinsurance  during the 90-day period.

         In addition,  this Agreement may be terminated  immediately  for the  acceptance of new  reinsurance by either party if one of the parties materially breaches this Agreement or becomes insolvent.

         Existing  reinsurance  will not be affected by the  termination of this Agreement  with respect to new  reinsurance.  Existing reinsurance  will remain in force until the  termination  or expiry of the  underlying  policies on which the  reinsurance  is based as long as PRUCO of NJ continues to pay reinsurance  premiums as described in Section 12. However,  existing reinsurance may be terminated in accordance with the recapture provision described in Section 20.

5.       BASIS OF REINSURANCE

         Reinsurance under this Agreement will be on the Yearly Renewable Term basis for the net amount at risk on the portion of each policy that is reinsured as described in Schedule A.

6.       AUTOMATIC REINSURANCE TERMS

         AUSA agrees to  automatically  accept  contractual  risks on the life  insurance  plans  shown in  Schedule A,  subject to the following requirements:

a.       CONVENTIONAL  UNDERWRITING.  Automatic  reinsurance  applies  only to  insurance  applications  underwritten  by  PRUCO  of NJ according to PRUCO of NJ's conventional  underwriting and issue practices.  Upon request,  PRUCO of NJ shall provide AUSA with a copy of its current underwriting and issue practices and guidelines.

              In the event of significant changes in underwriting  practices in the industry,  it may be appropriate for PRUCO of NJ or
              AUSA to request of the other  party  changes in the  underwriting  requirements.  The party  requesting  the change  must provide a 120-day  advance  written  notice to the other party before the effective  date of such change.  Recognition of reinsurance  premium rates related to these changes must be determined  within the 120-day  period.  If the  underwriting change or rate change is  unacceptable to either party,  this Agreement may be unilaterally  terminated for acceptance of new business with a 90-day written termination notice to the other party.

b.       RESIDENCE.  To be eligible for  automatic  reinsurance,  each insured must either be a resident of the United States or Canada at the time of issue or be a resident of another  country  that meets  PRUCO of NJ's  special  underwriting  requirements pertaining to foreign residence.

c.       OCCUPATION.  To be eligible  for  automatic  reinsurance,  the insured must not be employed in an  occupation  as shown in the
              Occupation Exclusion List in Schedule A.

d.       AUTOMATIC  PORTION  REINSURED.  For any policy  reinsured  under  automatic  reinsurance,  the portion  reinsured  is shown in
              Schedule A.

e.       RETENTION.  PRUCO of NJ will retain,  and not otherwise  reinsure,  an amount of insurance on each life equal to its retention shown in Schedule A.

f.       AUTOMATIC  ACCEPTANCE  LIMIT.  For any policy to be reinsured  under automatic  reinsurance,  the face amount shall not exceed the Automatic Acceptance Limit as shown in Schedule A.

g.       JUMBO LIMIT.  For any policy to be reinsured under automatic  reinsurance,  the total amount of insurance in force and applied for in all companies shall not exceed the Jumbo Limit as shown in Schedule A.

h.       MINIMUM CESSION.  The minimum amount of reinsurance per cession that AUSA will accept is shown in Schedule A.

i.       FACULTATIVE QUOTES.  The risk shall not have been submitted on a facultative basis to AUSA or any other reinsurer.

7.       AUTOMATIC REINSURANCE NOTICE PROCEDURE

         After the policy has been paid for and  delivered,  PRUCO of NJ will submit all relevant  individual  policy  information,  as defined in Schedule C, in its next statement to AUSA.

8.       FACULTATIVE OBLIGATORY REINSURANCE

         When a policy does not qualify for automatic  reinsurance  because (1) the  Automatic  Acceptance  Limit is exceeded,  (2) the
         Jumbo Limit is exceeded  or (3) the  applicant  is employed in an  occupation  included in the  Occupation  Exclusion  List in
         Schedule A, PRUCO of NJ may make a request to reserve capacity through facultative  obligatory  reinsurance by contacting AUSA by  telephone.  If PRUCO of NJ  reserves  capacity  and the policy is  issued,  PRUCO of NJ must  submit a form  substantially similar to the "Notification of Reinsurance" form shown in Schedule F.

9.       FACULTATIVE REINSURANCE

         PRUCO of NJ may apply for facultative  reinsurance  with AUSA on a risk if the automatic  reinsurance  terms are not met or if the terms are met and it prefers to apply for facultative  reinsurance.  To obtain a facultative  reinsurance  quote, PRUCO of
         NJ must submit the following:

a.       A form substantially similar to the "Application for Reinsurance" form shown in Schedule E.

b.       Copies of the original insurance  application,  medical examiner's reports,  financial  information,  and all other papers and information obtained by PRUCO of NJ regarding the insurability of the risk.

         After  receipt of PRUCO of NJ's  application,  AUSA will  promptly  examine the  material and notify PRUCO of NJ either of the terms and  conditions  of AUSA's offer for  facultative  reinsurance  or that no offer will be made.  AUSA's offer expires 120 days after the offer is made unless the written offer  specifically  states  otherwise.  If PRUCO of NJ accepts  AUSA's offer, then PRUCO of NJ will make a dated notation of its acceptance in its  underwriting  file and mail as soon as possible a formal reinsurance  cession to AUSA using a form  substantially  similar to the Notification of Reinsurance form shown in Schedule F.
         If PRUCO of NJ does not accept AUSA's offer, then PRUCO of NJ will notify AUSA in writing as soon as possible.

10.      COMMENCEMENT OF REINSURANCE COVERAGE

         Commencement of AUSA's reinsurance coverage on any policy or pre-issue risk under this Agreement is described below:

a.       AUTOMATIC  REINSURANCE.  AUSA's  reinsurance  coverage for any policy that is ceded  automatically  under this  Agreement will begin and end simultaneously with PRUCO of NJ's contractual liability for the policy reinsured.

              In  addition,  AUSA will be liable for  benefits  paid under PRUCO of NJ's  conditional  receipt or  temporary  insurance agreement if all of the conditions for automatic  reinsurance  coverage under Section 6 of this Agreement are met. AUSA's liability  under PRUCO of NJ's  conditional  receipt or  temporary  insurance  agreement  is limited to the lesser of (1)
              AUSA's reinsured portion of the face amount of the policy and (2) $200,000.

b.       FACULTATIVE  OBLIGATORY  REINSURANCE.  AUSA's reinsurance coverage for any policy that is ceded under the terms of facultative obligatory  reinsurance in this Agreement will begin when (1) PRUCO of NJ accepts AUSA's offer by making a dated notation of its acceptance in its underwriting  file and mailing the "Notification of Reinsurance" form to AUSA and (2) the policy has been issued.

              In  addition,  AUSA will be liable for  benefits  paid under PRUCO of NJ's  conditional  receipt or  temporary  insurance agreement if the  conditions  for automatic  reinsurance  stated in Section 6a, b, e, h, and i of this Agreement are met.
              AUSA's liability under PRUCO of NJ's conditional  receipt or temporary insurance agreement will be limited to the portion of $1,000,000 that is derived as the amount of capacity  reserved by PRUCO of NJ from AUSA divided by the total amount of capacity reserved by PRUCO of NJ from all reinsurers.

c.       FACULTATIVE  REINSURANCE.  AUSA's reinsurance  coverage for any policy that is ceded  facultatively under this Agreement shall begin when (1) PRUCO of NJ accepts  AUSA's offer by making a dated notation of its  acceptance in its  underwriting  file and mailing the "Notification of Reinsurance" form to AUSA and (2) the policy has been issued.

              In  addition,  AUSA will be liable for  benefits  paid under PRUCO of NJ's  conditional  receipt or  temporary  insurance agreement.  AUSA's liability under PRUCO of NJ's conditional  receipt or temporary insurance agreement will be limited to the  portion of  $1,000,000  that is derived as the amount of capacity  reserved by PRUCO of NJ from AUSA  divided by the total amount of capacity reserved by PRUCO of NJ from all reinsurers.

d.       PRE-ISSUE  COVERAGE.  The pre-issue coverage for benefits paid under PRUCO of NJ's conditional  receipt or temporary insurance agreement  will be effective  once all initial  medical  exams and tests have been  completed.  The  pre-issue  liability applies  only  once on any  given  life at one time no  matter  how many  conditional  receipts  or  temporary  insurance agreements  are in effect.  After a policy has been issued,  no  reinsurance  benefits are payable  under this  pre-issue coverage provision.

11.      REINSURANCE PREMIUM RATES

         LIFE  REINSURANCE.  The  reinsurance  premiums  per $1000 are shown in Schedule  B.  Reinsurance  premiums  for  renewals  are calculated using (1) the issue ages, (2) the duration since issuance and (3) the current underwriting classification.

         RATES NOT  GUARANTEED.  The reinsurance  premium rates are not guaranteed.  AUSA reserves the right to change the rates at any time.  If AUSA  changes the rates,  it will give PRUCO of NJ a 90-day  prior  written  notice of the  change.  Any change applies only to reinsurance premiums due after the expiration of the notice period.

12.      PAYMENT OF REINSURANCE PREMIUMS

         PREMIUM DUE. For each policy  reinsured  under this Agreement,  reinsurance  premiums are payable  annually in advance.  These premiums  are due on the issue  date and each  subsequent  policy  anniversary.  Within  30 days  after the close of each reporting  period,  PRUCO of NJ will send AUSA a  statement  of account for that  period  along with  payment of the full balance due. On any payment  date,  monies  payable  between AUSA and PRUCO of NJ under this  Agreement  may be netted to determine  the payment due. This offset will apply  regardless of the  insolvency of either party as described in Section
              23. If the  statement  of account  shows a balance  due PRUCO of NJ, AUSA will remit that amount to PRUCO of NJ within 30 days of receipt of the statement of account.  All financial  transactions  under this  Agreement will be in United States dollars.  If the reinsurance  premium amounts cannot be determined on an exact basis by the dates described  below,  such payments  will be paid in accordance  with a mutually  agreed upon formula which will  approximate  the actual  payments.
              Adjustments will then be made to reflect actual amounts when such information is available.

         FAILURE  TO PAY  PREMIUMS.  If  reinsurance  premiums  are 90 days past due,  for  reasons  other  than  those due to error or omission  as defined  below in Section  22, the  premiums  will be  considered  in  default  and AUSA may  terminate  the reinsurance  by providing a 30-day prior written  notice,  provided  payment is not received  within that 30-day  period.
              AUSA will have no further liability as of the termination  date. PRUCO of NJ will be liable for the prorated  reinsurance premiums to the  termination  date.  PRUCO of NJ agrees that it will not force  termination  under the provisions of this paragraph solely to avoid the recapture requirements or to transfer the block of business reinsured to another reinsurer.

c.       At the end of this 30-day period,  AUSA's liability will automatically  terminate for all reinsurance on which balances remain due and unpaid, including reinsurance on which balances became due and unpaid during and after the 30-day notice period.

              Subject to Article 21, PRUCO of NJ may  reinstate  reinsurance  terminated  for  non-payment  of balances due at any time within 60 days following the date of termination.  However,  AUSA will have no liability for claims incurred  between the termination date and the reinstatement date.

         PREMIUM  ADJUSTMENT.  If PRUCO of NJ overpays a reinsurance  premium and AUSA accepts the overpayment,  AUSA's acceptance will not constitute or create a reinsurance  liability or increase in any existing reinsurance  liability.  Instead, AUSA will be liable to PRUCO of NJ for a credit in the amount of the  overpayment.  If a  reinsured  policy  terminates,  AUSA will refund the excess  reinsurance  premium.  This  refund  will be on a prorated  basis  without  interest  from the date of termination of the policy to the date to which a reinsurance premium has been paid.

13.      PREMIUM TAX REIMBURSEMENT

         See Schedule B.

14.      DAC TAX AGREEMENT

         PRUCO of NJ and AUSA,  herein  collectively  called the "Parties",  or singularly  the "Party",  hereby enter into an election under Treasury Regulations Section 1.848-2(g) (8) whereby:

a.       For each  taxable year under this  Agreement,  the party with the net positive  consideration,  as defined in the  regulations promulgated under Internal Revenue Code Section 848, will capitalize  specified policy acquisition  expenses with respect to this Agreement without regard to the general deductions limitation of Section 848 (c) (1);

b.       PRUCO of NJ and AUSA agree to exchange  information  pertaining to the net  consideration  under this  Agreement  each year to insure consistency or as otherwise required by the Internal Revenue Service;

c.       PRUCO of NJ will submit to AUSA by May 1 of each year its  calculation  of the net  consideration  for the preceding  calendar year.

d.       AUSA may contest such  calculation by providing an alternative  calculation to PRUCO of NJ in writing within 30 days of AUSA's receipt of PRUCO of NJ's  calculation.  If AUSA does not so notify PRUCO of NJ, AUSA will report the net consideration as determined by PRUCO of NJ in AUSA's tax return for the previous calendar year;

e.       If AUSA  contests  PRUCO  of NJ's  calculation  of the net  consideration,  the  parties  will  act in good  faith to reach an agreement as to the correct amount within 30 days of the date AUSA submits its  alternative  calculation.  If PRUCO of NJ and AUSA do not reach  agreement on the net amount of  consideration  within such 30-day  period,  then the net amount of consideration  for such year shall be determined by an  independent  accounting  firm  acceptable to both PRUCO of NJ and
              AUSA within 20 days after the expiration of such 30-day period.

f.       PRUCO of NJ and AUSA agree that this  election  shall first be effective  for the 2000 calendar tax year and will be effective for all subsequent taxable years for which this Agreement remains in effect.

         AUSA and PRUCO of NJ represent and warrant that they are subject to U.S.  taxation under either  Subchapter L of Chapter 1, or
         Subpart F of Subchapter N of Chapter 1 of the Internal Revenue Code of 1986, as amended.

15.      REPORTS

         The  reporting  period is shown in  Schedule  A. For each  reporting  period,  PRUCO of NJ will  submit  reports  to AUSA with information that is substantially similar to the information displayed in Schedule C.

         In addition,  the reports will include a billing and accounting  summary and a policy exhibit  summary  similar to the reports shown in Schedule D.

         Within 15 business days after the end of each  calendar  year,  PRUCO of NJ will submit a reserve  credit  summary  similar to that shown in Schedule D. PRUCO of NJ will also submit this reserve  credit  summary  within 10 business days after the end of each other calendar quarter.

16.      RESERVES FOR REINSURANCE

         See Schedule A.

17.      CLAIMS

a.       NOTICE.  PRUCO of NJ will  notify  AUSA as soon as  reasonably  possible  after  PRUCO  of NJ  receives  a claim  for a policy reinsured  under this Agreement.  After PRUCO of NJ has received all proper claim proofs and paid the claim,  PRUCO of NJ will send AUSA an itemized  statement of the benefits  paid by PRUCO of NJ and all relevant  information  with respect to the claim  including  the claim proofs.  However,  claim proofs will not be required by AUSA if AUSA's net amount at risk is less than or equal to $50,000  and PRUCO of NJ has paid the claim in full.  In such  cases,  PRUCO of NJ will  provide
              AUSA with the cause of death.

b.       AMOUNT AND PAYMENT OF BENEFITS.  As soon as AUSA receives  proper claim notice and any required proof of the claim,  AUSA will promptly  pay the  reinsurance  benefits due PRUCO of NJ. PRUCO of NJ's  contractual  liability  for claims is binding on
              AUSA. The maximum benefit payable to PRUCO of NJ under each reinsured  policy is the amount  specifically  reinsured with
              AUSA.

c.       CLAIM  SETTLEMENTS.  PRUCO of NJ will use its standard  claim  practices and guidelines in the  adjudication  of all claims on policies  reinsured under this Agreement.  Until such time as PRUCO of NJ has systems  capability to administer the right of AUSA to opt out of  contested  claims,  claim  settlements  made by  PRUCO  of NJ,  including  compromises,  shall  be unconditionally binding on AUSA.  AUSA will share in any reduced amount in proportion to its share of the liability.

d.       CLAIM  EXPENSES.  AUSA will pay its share of reasonable  investigation  and legal  expenses  connected  with the litigation or settlement  of policy  claims.  AUSA will also pay its share of any  interest  paid by PRUCO of NJ on any claim  payment.
              However,  claim expenses do not include routine claim and  administration  expenses,  including PRUCO of NJ's home office expenses.  Also,  expenses  incurred  in  connection  with a dispute  or contest  arising  out of  conflicting  claims of entitlement  to policy  proceeds or  benefits  that PRUCO of NJ admits are  payable  are not a claim  expense  under this
              Agreement.

e.       EXTRACONTRACTUAL  DAMAGES.  In no event will AUSA  participate in punitive or  compensatory  damages which are awarded against
              PRUCO of NJ as a result  of an act,  omission  or course  of  conduct  committed  by PRUCO of NJ in  connection  with the insurance under this Agreement.  AUSA will, however,  pay its share of statutory penalties awarded against PRUCO of NJ in connection with the insurance  reinsured  under this Agreement.  The parties  recognize that  circumstances  may arise in which equity would require AUSA, to the extent permitted by law, to share  proportionately  in certain assessed  damages.
              Such  circumstances  are  difficult to define in advance,  but generally  would be those  situations in which AUSA was an active party and in writing either directed,  consented to, or ratified the act, omission,  or course of conduct of PRUCO of NJ which ultimately results in the assessment of punitive and/or compensatory  damages.  In such situations,  PRUCO of
              NJ and AUSA would share such damages assessed in equitable proportions.

              Routine  expenses  incurred in the normal  settlement of  uncontested  claims and the salary of an officer or employee of
              PRUCO of NJ are excluded from this provision.  For purposes of the provision, the following definitions will apply:

              "Punitive Damages" are those damages awarded as a penalty, the amounts of which are not governed or fixed by statute;

              "Statutory Penalties" are those amounts that are awarded as a penalty, but are fixed in amount by statute;

              "Compensatory  Damages" are those amounts  awarded to compensate for actual damages  sustained,  and are not awarded as a penalty, nor fixed in amount by statute.

18.      MISREPRESENTATION, SUICIDE, AND MISSTATEMENT

         If either a  misrepresentation  on an application or a death of an insured by suicide results in the return of policy premiums by PRUCO of NJ under the policy  rather than  payment of policy  benefits,  AUSA will refund all of the  reinsurance  premiums paid for that  policy to PRUCO of NJ. If there is an  adjustment  for a  misrepresentation  or  misstatement  of age or sex, a corresponding adjustment to the reinsurance benefit will be made.

19.      POLICY CHANGES

a.       NOTICE.  If a reinsured  policy is changed as described  below, a  corresponding  change will be made in the  reinsurance  for that policy.  PRUCO of NJ will notify AUSA of the change in PRUCO of NJ's next report as stated in Section 15.

b.       INCREASES.  If a request for an  increase in the amount of  insurance  is made for a  reinsured  policy and the insured  meets
              PRUCO of NJ's  underwriting  requirements  and PRUCO of NJ approves  the  increase  under the policy,  then the amount of reinsurance under this Agreement will be adjusted as of the effective date of the increase.

              If a  request  for an  increase  is made  for a  reinsured  policy  and the  insured  meets  PRUCO  of NJ's  underwriting requirements  and a new policy is issued for the higher amount,  then  reinsurance  under the old policy will cease as of the effective  date of the change,  and  reinsurance  under the new policy will commence as of the policy date of the new policy.

              If a request for an increase in a reinsured  policy is granted  without the insured  meeting  PRUCO of NJ's  underwriting requirements, then reinsurance on the increase will not be allowed.

              If a request  for an increase  does not meet all of the terms of  automatic  reinsurance,  then PRUCO of NJ may apply for facultative obligatory reinsurance or facultative reinsurance as stated in Section 8 and Section 9, respectively.

              If a reinsured  policy is increased as a result of a conversion  from term insurance and the increase is granted  without both insureds meeting PRUCO of NJ's  underwriting  requirements,  then reinsurance will cease as of the effective date of the change.

c.       REDUCTION OR  TERMINATION.  If the amount of  insurance  on a reinsured  policy is reduced,  the  reinsurance  will be reduced proportionately as of the effective date of the reduction.

              If a reinsured policy is terminated, the reinsurance will cease on the date of such termination.

d.       PLAN  CHANGES.  If a reinsured  policy is changed to another  plan of insurance  that is not  currently  reinsured  under this
              Agreement as defined in Schedule A, then PRUCO of NJ will recapture in full the coverage  reinsured under this Agreement, and the reinsurance will cease with respect to the policy as of the effective date of the change.

              If a policy that is not reinsured  under this  Agreement is changed to a plan that is reinsured  under this  Agreement as defined  in  Schedule  A and the  insured  has met PRUCO of NJ's  underwriting  requirements  for the plan  change,  then reinsurance will commence as of the policy date of the new plan.

e.       DEATH  BENEFIT  OPTION  CHANGES.  If the death  benefit  option  under a  reinsured  policy is changed  and the face amount of insurance is either  increased or decreased,  the net amount at risk reinsured under this Agreement after the change will be the same as before the change.

f.       POLICY  SPLIT.  If a reinsured  policy is split into two  separate  policies as a result of an event  specified in the Divorce and Tax Law Change Rider, then reinsurance will cease as of the effective date of the change.

g.       REDUCED PAID-UP  INSURANCE.  If any policy  reinsured under this Agreement is changed to Reduced  Paid-Up  Insurance,  the net amount at risk  reinsured  will be adjusted as  appropriate  and  reinsurance  will be continued in  accordance  with the provisions of the  underlying  policy.  Reinsurance  payments for the adjusted  policy will be  calculated  using (1) the issue age of the  original  policy,  (2) the duration  since  issuance of the  original  policy and (3) the  underwriting classification immediately prior to the change to Reduced Paid-Up Insurance.

20.      RECAPTURE

         At any time during the term of the  Agreement,  PRUCO of NJ may elect to recapture in full the coverage  reinsured  under this
         Agreement  following the  occurrence of either of the following  events:  (1) a "Risk Trigger  Event" as defined in Schedule A of this Agreement; or (2) a Plan Change as described in Section 19 d. above.

         In addition,  after the twentieth policy anniversary,  PRUCO of NJ may elect to recapture all or an appropriate portion of the coverage  reinsured under this Agreement to reflect  increases in the maximum  retention limits for PRUCO of NJ and all of its affiliates,  collectively,  subsequent to the date of policy issue.  These maximum  retention  limits as of the effective date of this  Agreement are equal to the amounts shown in the  Automatic  Acceptance  Limits table shown in Schedule A. The portion of the  coverage  that may be  recaptured  would be directly  related to the  increase in the limits.  To  illustrate,  if the maximum  retention  limits are increased by 100%,  then the portion that may be recaptured from all reinsurers of the policies reinsured  under this Agreement  would be equal to 100% of the portion of each  reinsured  policy that is retained by PRUCO of
         NJ.  Furthermore,  the portion that may be  recaptured  from AUSA would be  determined  as AUSA's  prorata  share of the total portion reinsured with all reinsurers.

         If PRUCO of NJ elects to  recapture  the risks ceded to AUSA under this  Agreement  as stated  above,  it will do so by giving written  notice to AUSA.  Upon the  delivery of such  notice,  all of the risks  previously  ceded under each of the  policies subject to this  Agreement  shall be recaptured,  effective as of the date  specified in PRUCO of NJ's notice.  If PRUCO of NJ does not  specify  in the  written  notice  the date that such  recapture  is to be  effective,  then the  recapture  shall be effective immediately upon AUSA's receipt of the notice.

         If a policy is  recaptured,  AUSA will pay PRUCO of NJ the  unearned  reinsurance  premium as of the date of  recapture.  AUSA shall not be liable, under this Agreement, for any claims incurred after the date of recapture.

21.      REINSTATEMENTS

         a.     AUTOMATIC  REINSTATEMENT.  If PRUCO of NJ  reinstates a policy that was  originally  ceded to AUSA as either  automatic reinsurance or facultative obligatory  reinsurance using conventional  underwriting  practices,  AUSA's reinsurance for the policy shall be reinstated.

         b.     FACULTATIVE  REINSTATEMENT.  If PRUCO of NJ has been requested to reinstate a policy that was originally  ceded to AUSA as facultative  reinsurance and the  reinstatement  is processed under PRUCO of NJ's Long Form  Reinstatement  Process, then PRUCO of NJ will re-submit the  appropriate  evidence for the case to AUSA for  underwriting  approval  before the reinsurance can be reinstated.

         c.     PREMIUM  ADJUSTMENT.  Reinsurance  premiums for the interval during which the policy was lapsed will be paid to AUSA on a YRT basis by PRUCO of NJ.

22.      ERRORS AND OMISSIONS

         If either  AUSA or PRUCO of NJ fails to comply  with any of the terms of this  Agreement  and it is shown that the failure was unintentional or the result of a misunderstanding  or an administrative  oversight on the part of either party, this Agreement will remain in effect.  If the failure to comply changes the operation or effect of this  Agreement,  both parties will be put back to the  positions  they would have  occupied if the failure to comply had not  occurred.  This  section will not apply to any facultative submission until PRUCO of NJ has mailed the Notification of Reinsurance form to AUSA.

23.      INSOLVENCY

         For the purpose of this Agreement, PRUCO of NJ or AUSA shall be deemed "insolvent" if it does one or more of the following:

a.       A  court-appointed  receiver,  trustee,  custodian,  conservator,  liquidator,  government  official or similar  officer takes possession of the  property or assets of either PRUCO of NJ or AUSA; or

b.       Either  PRUCO of NJ or AUSA is placed in  receivership,  rehabilitation,  liquidation,  conservation,  bankruptcy  or  similar status pursuant to the laws of any state or of the United States; or

c.       Either PRUCO of NJ or AUSA becomes  subject to an order to  rehabilitate  or an order to liquidate as defined by the insurance code of the jurisdiction of the domicile of PRUCO of NJ or AUSA, as the case may be.

         In the event  that  PRUCO of NJ is deemed  insolvent,  all  reinsurance  claims  payable  hereunder  shall be  payable by AUSA directly to PRUCO of NJ, its liquidator,  receiver or statutory  successor,  without  diminution  because of the insolvency of
         PRUCO of NJ. It is  understood,  however,  that in the event of such  insolvency,  the  liquidator  or receiver  or  statutory successor  of PRUCO of NJ shall give  written  notice to AUSA of the  pendency  of a claim  against  AUSA on a risk  reinsured hereunder  within a reasonable  time after such claim is filed in the  insolvency  proceeding.  Such notice shall indicate the policy  reinsured  and whether the claim could involve a possible  liability on the part of AUSA.  Failure to give such notice shall not excuse the  obligation of AUSA unless it is  substantially  prejudiced  thereby.  During the pendency of such claim,
         AUSA may investigate  such claim and interpose,  at its own expense,  in the proceeding where such claim is to be adjudicated, any defense or  defenses  it may deem  available  to PRUCO of NJ, its  liquidator,  receiver  or  statutory  successor.  It is further  understood that the expense thus incurred by AUSA shall be chargeable,  subject to court  approval,  against PRUCO of
         NJ as part of the expense of  liquidation to the extent of a  proportionate  share of the benefit which may accrue to PRUCO of
         NJ solely as a result of the defense undertaken by AUSA.

         In the event AUSA is deemed insolvent, AUSA will be bound by any legal directions imposed by its liquidator,  conservator,  or statutory successor.  However,  and if not in conflict with such legal directions,  PRUCO of NJ shall have the right to cancel this Agreement with respect to occurrences  taking place on or after the date AUSA first evidences  insolvency.  Such right to cancel shall be exercised by providing AUSA (or its liquidator,  conservator,  receiver or statutory successor) with a written notice of PRUCO of NJ's intent to  recapture  ceded  business.  If PRUCO of NJ  exercises  such right to cancel and  recapture ceded  business,  such election  shall be in lieu of any premature  recapture  fee. Upon such  election,  PRUCO of NJ shall be under no obligation to AUSA, its liquidator,  receiver or statutory  successor;  however,  AUSA, its  liquidator,  receiver or statutory successor shall be liable for all claims incurred prior to the date of recapture.

24.      ARBITRATION

         GENERAL.  All  disputes and  differences  under this  Agreement  that cannot be amicably  agreed upon by the parties  shall be decided by  arbitration.  The  arbitrators  will have the authority to interpret  this  Agreement  and, in doing so, will consider the customs and practices of the life insurance and life  reinsurance  industry.  The arbitrators  will consider this Agreement as an honorable  engagement rather than merely a legal  obligation,  and they are relieved of all judicial formalities  and may abstain from following the strict rules of law. The  arbitration  shall take place within the United
              States.

         NOTICE.  To initiate  arbitration,  one of the parties  will notify the other,  in writing,  of its desire to  arbitrate.  The notice  will  state the  nature of the  dispute  and the  desired  remedies.  The party to which the  notice is sent will respond to the  notification in writing within 10 days of receipt of the notice.  At that time, the responding party will state any additional dispute it may have regarding the subject of arbitration.

c.       PROCEDURE.  Arbitration will be heard before a panel of three  disinterested  arbitrators.  The arbitrators will be current or former executive officers or employees of life insurance or reinsurance  companies;  however, these companies will not be either  party or any of  their  reinsurers  or  affiliates.  Each  party  will  appoint  one  arbitrator.  Notice  of the appointment of these  arbitrators will be given by each party to the other party within 30 days of the date of mailing of the  notification  initiating the  arbitration.  These two arbitrators  will, as soon as possible,  but no longer than 45 days after the date of the mailing of the notification initiating the arbitration, then select the third arbitrator.

              Should either party fail to appoint an arbitrator or should the two initial  arbitrators be unable to agree on the choice of a third  arbitrator,  each  arbitrator  will nominate three  candidates,  two of whom the other will decline,  and the decision  will be made by  drawing  lots on the  final  selection.  Once  chosen,  the  three  arbitrators  will have the authority to decide all  substantive and procedural  issues by a majority vote. The  arbitration  hearing will be held on the date  fixed by the  arbitrators  at a location  agreed  upon by the  parties.  The  arbitrators  will issue a written decision from which there will be no appeal.  Either party may reduce this  decision to a judgment  before any court that has jurisdiction of the subject of the arbitration.

         COSTS.  Each party will pay the fees of its own  attorneys,  the  arbitrator  appointed by that party,  and all other expenses connected with the presentation of its own case.  The two parties will share equally the cost of the third arbitrator.

25.      GOOD FAITH;  FINANCIAL SOLVENCY

         Each party  agrees  that all  matters  with  respect  to this  Agreement  require  its utmost  good  faith.  Each party or its representatives has the right at any reasonable time to inspect the other's records relating to this Agreement.

         Each party  represents and warrants to the other party that it is solvent on a statutory  basis in all states in which it does business or is licensed.  Each party agrees to promptly  notify the other if it is  subsequently  financially  impaired.  AUSA has entered into this  Agreement in reliance upon PRUCO of NJ's  representations  and  warranties.  Each party affirms that it has and will continue to disclose all matters  material to this  Agreement  and each  cession.  Examples of such matters are a material change in underwriting or issue practices or philosophy, or a change in each party's ownership or control.

         AUSA  represents and warrants to PRUCO of NJ that AUSA is a licensed or accredited  reinsurer  under the  applicable  laws and regulations  of New  Jersey  and New York and that  AUSA  satisfies  each of the  current,  applicable  legal  and  regulatory requirements  in New Jersey and New York  necessary to fully  entitle PRUCO of NJ to take the maximum  permissible  credit for the risks ceded under this Agreement on each of its statutory  financial  statements.  AUSA  acknowledges  that PRUCO of NJ is entering into this  Agreement in reliance upon this and other  representations  and  warranties of AUSA, and AUSA agrees that, except as  provided  in the  immediately  following  paragraph,  PRUCO of NJ's  right of  recapture  under  Section 20 of this
         Agreement  will be  triggered  if, at any point in the  future  during the term of this  Agreement,  this  representation  and warranty is no longer true and correct.

         If at any point in the future  during the term of this  Agreement,  AUSA's  representation  and  warranty  in the  immediately preceding  paragraph is no longer true and correct,  PRUCO of NJ's right of recapture in Section 20 of this  Agreement will be triggered unless AUSA elects to, and does, provide,  on a timely basis,  additional security in the form of a trust structure, letter of credit,  or other  security  acceptable to PRUCO of NJ. To avoid PRUCO of NJ's right of recapture  being  triggered, any such  additional  security must in form and substance  satisfy all of the then current,  applicable  legal and  regulatory requirements  in New Jersey and New York so as to fully  entitle  PRUCO of NJ to take the maximum  permissible  credit for the risks ceded under this  Agreement on each of its  statutory  financial  statements.  To be  considered  furnished "on a timely basis," the  additional  security  must be in place and in effect prior to the date legally  required to enable PRUCO of NJ to avoid any  period of time  during  which  credit  may not  lawfully  continue  to be taken on each of PRUCO of NJ's  statutory financial  statements.  If AUSA elects to furnish  additional  security in the form of one or more letters of credit, to avoid
         PRUCO of NJ's right of  recapture  under  Section 20 of this  Agreement,  any such letter of credit  must meet the  additional requirements set forth in Section 11 of Schedule A attached hereto.

26.      MEDICAL INFORMATION BUREAU

         AUSA is required to strictly adhere to the Medical  Information  Bureau Rules, and PRUCO of NJ agrees to abide by these Rules, as amended from time to time. PRUCO of NJ will not submit a preliminary  notice,  application for reinsurance,  or reinsurance cession to AUSA unless PRUCO of NJ has a signed, currently required Medical Information Bureau authorization.

27.      GOVERNING LAW

         This  Agreement  shall be governed by the laws of the State of New Jersey without giving effect to the principles of conflicts of laws thereof.

28.      ASSIGNMENT

         This Agreement is not assignable by either party except by the express written consent of the other.

In witness of the above, PRUCO of NJ and AUSA have by their respective officers executed and delivered this Agreement in duplicate on the dates indicated below, with an effective date of January 1, 2000.

----------------------------------------------------------- --------------------------------------------------------

PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY                  AUSA LIFE INSURANCE COMPANY
----------------------------------------------------------- --------------------------------------------------------
----------------------------------------------------------- --------------------------------------------------------

By:_/s/_______________________________                      By:_/s/_____________________________
----------------------------------------------------------- --------------------------------------------------------
----------------------------------------------------------- --------------------------------------------------------

Title:_______________________________                       Title:_____________________________
----------------------------------------------------------- --------------------------------------------------------
----------------------------------------------------------- --------------------------------------------------------

Date:_______________________________                        Date:_____________________________
----------------------------------------------------------- --------------------------------------------------------

----------------------------------------------------------- --------------------------------------------------------

By:_/s/ _______________________________                     By:_/s/_____________________________
----------------------------------------------------------- --------------------------------------------------------
----------------------------------------------------------- --------------------------------------------------------

Title:_______________________________                       Title:_____________________________
----------------------------------------------------------- --------------------------------------------------------
----------------------------------------------------------- --------------------------------------------------------

Date:_______________________________                        Date:_____________________________
----------------------------------------------------------- --------------------------------------------------------

                                                              SCHEDULE A

                                                         REINSURANCE COVERAGE
---------------------------------------------------------------------------------------------------------------------------------------

1.       PLANS REINSURED:

         This Agreement covers the following plans:

o        SVUL II  Policies issued by PRUCO of NJ (Form Number SVUL-2000 and all state variations)

2.       AUTOMATIC PORTION REINSURED:

         US/Canadian Residents

         AUSA will automatically reinsure an amount equal to 20% of the net amount at risk related to the face amount of insurance.

         Non US/Canadian Residents

         AUSA will automatically reinsure an amount equal to 10% of the net amount at risk related to the face amount of insurance.

         The net amount of risk is determined as of the issue date and each subsequent  policy  anniversary and is defined as the death benefit minus the contract fund.

3.       AUTOMATIC RETENTION LIMIT:

         PRUCO of NJ will retain at least 10% of each policy.  For U.S. and Canadian residents, PRUCO of NJ may cede up to 70% of each policy on a first-dollar quota share basis to other reinsurers.  For residents of other countries, PRUCO of NJ may cede up to 80% of each policy on a first-dollar quarter share basis to other reinsurers.

4.       AUTOMATIC ACCEPTANCE LIMIT:

         For any policy to be reinsured under automatic reinsurance, the face amount will not exceed the amounts in the following tables:

         US/Canadian Residents - No Foreign Travel

          --------------------------- -- --------------------------------
                                          Rating Class of Higher Rated
                                                      Life
          ---------------------------    --------------------------------
          --------------------------- ------------------ ----------------
          Issue Age of Older Insured    Pref. Best -       Class E - H
                                           Class D
          --------------------------- ------------------ ----------------
          ----------- --------------- ------------------ ----------------
               Ages:  18 - 65         $50,000,000        $40,000,000
                      --------------- ------------------ ----------------
          ----------- --------------- ------------------ ----------------
                      66 - 70         $40,000,000        $20,000,000
                      --------------- ------------------ ----------------
          ----------- --------------- ------------------ ----------------
                      71 - 75         $30,000,000        $15,000,000
          ----------- --------------- ------------------ ----------------
          ----------- --------------- ------------------ ----------------
                      76 - 80         $15,000,000        $10,000,000
          ----------- --------------- ------------------ ----------------
          ----------- --------------- ------------------ ----------------
                      81 - 85         $ 5,000,000        $ 2,500,000
          ----------- --------------- ------------------ ----------------
          ----------- --------------- ------------------ ----------------
                      86 - 90         $ 2,500,000        $ 1,000,000
          ----------- --------------- ------------------ ----------------

---------------------------------------------------------------------------------------------------------------------------------------
         If both lives exceed Class H, there will be no automatic acceptance limit.

         If one life is ratable over Class H, then the following individual policy limits for the lesser impaired life's mortality classification apply:

          --------------------------- ------------------ ------------------
             Issue Age of Lesser
                Impaired Life           Pref. Best -        Class E - H
                                           Class D
          --------------------------- ------------------ ------------------
          ----------- --------------- ------------------ ------------------
               Ages:  18 - 65         $30,000,000        $20,000,000
                      --------------- ------------------ ------------------
          ----------- --------------- ------------------ ------------------
                      66 - 70         $25,000,000        $15,000,000
                      --------------- ------------------ ------------------
          ----------- --------------- ------------------ ------------------
                      71 - 75         $20,000,000        $10,000,000
          ----------- --------------- ------------------ ------------------
          ----------- --------------- ------------------ ------------------
                      76 - 77         $10,000,000        $ 5,000,000
          ----------- --------------- ------------------ ------------------
          ----------- --------------- ------------------ ------------------
                      78 - 80         $ 5,000,000        $ 2,500,000
          ----------- --------------- ------------------ ------------------
          ----------- --------------- ------------------ ------------------
                      81 - 85         $ 2,500,000        None
          ----------- --------------- ------------------ ------------------
          ----------- --------------- ------------------ ------------------
                      86+             $ 1,000,000        None
          ----------- --------------- ------------------ ------------------

         US/Canadian Residents - Foreign Travel

          --------------------- -- --- --------------------------------------------------
                                               Rating Class of Higher Rated Life
          ---------------------    ---
          --------------------- --------------------- ------------------- ---------------
                                Pref. Best - Class C     Class D - E       Greater than
                                                                             Class E
          --------------------- --------------------- ------------------- ---------------
          ----------- --------- --------------------- ------------------- ---------------
               Ages:  18 - 70   $10,000,000           $  7,500,000             None
                      --------- --------------------- ------------------- ---------------
          ----------- --------- --------------------- ------------------- ---------------
                      71 - 75   $  7,500,000          $  5,000,000             None
          ----------- --------- --------------------- ------------------- ---------------
          ----------- --------- --------------------- ------------------- ---------------
                      76+       None                  None                     None
          ----------- --------- --------------------- ------------------- ---------------

         Non US/Canadian Residents

          --------------------- -- --- --------------------------------------------------
                                               Rating Class of Higher Rated Life
          --------------------- --     --------------------------------------------------
          --------------------- --------------------- ------------------- ---------------
                                Pref. Best - Class C     Class D - E       Greater than
                                                                             Class E
          --------------------- --------------------- ------------------- ---------------
          ----------- --------- --------------------- ------------------- ---------------
               Ages:  18 - 70   $20,000,000           $15,000,000              None
                      --------- --------------------- ------------------- ---------------
          ----------- --------- --------------------- ------------------- ---------------
                      71-75     $15,000,000           $10,000,000              None
          ----------- --------- --------------------- ------------------- ---------------
          ----------- --------- --------------------- ------------------- ---------------
                      76+       None                  None                     None
          ----------- --------- --------------------- ------------------- ---------------

5.       JUMBO LIMIT:

         For any policy to be reinsured under automatic reinsurance, the total amount of insurance in force and applied for in all companies will not exceed the following amounts:

         US/Canadian Residents- No Foreign Travel

          $75,000,000 for all ages and rating classes.

         US/Canadian Residents - Foreign Travel

          $35,000,000 for issue ages through age 75 and rating classes through class E.  $0 for issue ages over 75 or rating classes higher than E.

         Non US/Canadian Residents

          $35,000,000 for issue ages through age 75 and rating classes through class E.  $0 for issue ages over 75 or rating classes higher than E.

6.       OCCUPATION EXCLUSION LIST FOR AUTOMATIC REINSURANCE

o        Entertainers
o        High Profile Athletes

7.       REPORTING PERIOD:

         The reporting period will be monthly.

8.       MINIMUM CESSION:

         The minimum amount per cession that can be reinsured with AUSA is $50,000.

9.       RESERVES FOR REINSURANCE:

         The  reinsurance  reserve is the  one-year  term  reserve on the  portion  of each  policy  reinsured.  This  reserve  will be calculated using 1980 CSO ultimate mortality and 4 ½ % interest.

10.      RISK TRIGGER EVENT:

         A "Risk Trigger Event" means that any of the following has occurred:

(1)      AUSA does not have statutory surplus of at least $300 million, except that if AUSA elects to, and does, provide additional security in accordance with the requirements of the last paragraph of this Section 10, no Risk Trigger Event will be deemed to have occurred;

(2)      AUSA's representation and warranty contained in Section 25 of this Agreement (dealing with licensure/accreditation status and related matters) is no longer true and correct, except that if AUSA elects to, and does, provide additional security in accordance with the requirements of the last paragraph of Section 25 of this Agreement, no Risk Trigger Event will be deemed to have occurred; or

(3)      AUSA no longer has in effect a Qualified Rating (as defined below) from at least one of the Major Rating Agencies that is at least as high as the minimum levels shown in the following chart:

               ------------------------------------ -----------------------------------
               Major Rating Agency                  Minimum Applicable Rating:
               ==================================== ===================================
               Fitch IBCA, Duff & Phelps            A rating of "A-" or higher.
               ------------------------------------ -----------------------------------
               ------------------------------------ -----------------------------------
               Moody Investor Services, Inc.        A rating of "A3" or higher.
               ------------------------------------ -----------------------------------
               ------------------------------------ -----------------------------------
               Standard & Poors Corporation         A rating of "A-" or higher.
               ------------------------------------ -----------------------------------

         "Qualified  Rating" shall mean the issuance of an insurance company  long-term,  financial strength rating from one or more of the Major Rating  Agencies that remains in effect,  that has not been suspended or withdrawn,  and that was issued as a result of the full interactive  ratings review process  (including  interviews with senior  management) by the Major Rating Agency in question.  (Use of the modifiers  "Q" or "Pi" by S&P or any similar  indication  that a rating is a  "qualified"  or "limited"
         rating by any other of the Major Rating  Agencies means that the rating does not constitute a "Qualified  Rating" for purposes of this Agreement.)

         If at any point in the future during the term of this Agreement, AUSA's statutory surplus falls below the amount specified in clause (1) above, then PRUCO of NJ's right of recapture in Section 20 of this Agreement will be triggered unless AUSA elects to, and does, provide, on a timely basis, additional security in the form of a letter of credit that meets the requirements set forth in the next Section of this Schedule A.

11.      LETTER OF CREDIT PROVISIONS:

a.       Under the circumstances  described in the last paragraph of Section 25 of this Agreement or under the circumstances  described in the last paragraph of Section 10 of this Schedule A, AUSA may apply for,  provide to PRUCO of NJ, and maintain  during the entire term of this Agreement,  one or more letters of credit with respect to all the amounts  recoverable  from AUSA under this Agreement  (collectively,  the "Letters of Credit") so as to avoid triggering PRUCO of NJ's right of recapture under Section 20. If AUSA elects to do so, each of the Letters of Credit must  individually  satisfy the  requirements of subsections  b.,  c. and d.  below and all of the  Letters  of Credit  collectively  must  satisfy  the  requirements  of subsections  e. and f.  below.  In  addition,  each  Letter  of  Credit  individually  and all of the  Letters  of Credit collectively  must satisfy any other applicable  legal or regulatory  requirement of New Jersey and New York that must be complied  with in order to ensure that PRUCO of NJ is entitled to take the maximum  credit for the risks ceded under this
              Agreement on its statutory financial statements.

b.       Each of the  Letters of Credit  must:  (I) be an original  and signed by an  authorized  official  of the  issuing  bank or an authorized  official of the confirming  bank (in the case of a confirmation  meeting the  requirements  of this Section);
              (II)  contain an issuance  date and contain an expiry date that is no earlier  than one  calendar  year from the issuance date; (III) be issued or confirmed by a "Qualified Bank" (as defined in subsection 30c. below);  (IV) be issued on behalf of AUSA as the  "Applicant"  and include such  indication in a boxed area that states it is "For Internal  Identification
              Purposes  Only" (or  similar  words to that  effect)  and that does not  affect  the terms of the Letter of Credit or the bank's  obligations  thereunder;  (V) be issued to PRUCO of NJ as "Beneficiary" and expressly indicate in the body of the
              Letter of Credit that the definition of the "Beneficiary"  under the Letter of Credit includes any successor by operation of law of PRUCO of NJ, including, without limitation, any liquidator,  rehabilitator,  receiver, or conservator for PRUCO of NJ; (VI) be issued,  presentable  and payable at an office of the issuing or confirming bank within the United States;
              (VII) be "clean  and  unconditional"  (meaning  that the  Letter of Credit  makes no  reference  to any other  agreement, document  or  entity  and  provides  that the  Beneficiary  need only draw a sight  draft  under the  Letter of Credit or confirmation  and present it to promptly  obtain funds and that no other  document need be  presented);  (VIII) contain a statement  that it is not subject to any  agreement,  condition  or  qualification  outside the Letter of Credit  itself;
              (IX) contain  a  statement  to the  effect  that the  obligation  of the  issuing  bank  under the Letter of Credit is an individual  obligation  of such  bank  and is in no way  contingent  upon  reimbursement  with  respect  thereto;  (X) be irrevocable and contain an "evergreen clause" (meaning that the letter of credit or confirmation  cannot be revoked prior to its expiry date and that it will automatically  renew prior to the occurrence of the expiry date unless written notice sent by U.S.  registered  mail has been  delivered to PRUCO of NJ as  Beneficiary  at the notice  address  stipulated  in subsection  d. of this Section 30 not less than 30 days prior to the expiry  date);  (XI) state that it is subject to and governed  by the laws of the  State  of New  Jersey  and the 1993  Revision  of the  Uniform  Customs  and  Practice  for
              Documentary  Credits of the International  Chamber of Commerce  (Publication 500) and that, in the event of any conflict, the laws of the State of New Jersey will  control;  and (XII)  contain a provision  for an extension of time, of not less than 30 days after  resumption  of  business,  to draw  against the Letter of Credit in the event that one or more of the occurrences described in article 17 of Publication 500 occurs.

c.       As used in  subsection  b. of this  Section 11, the term  "Qualified  Bank" shall mean a bank or trust  company  that:  (I) is organized and existing, or in the case of a branch or agency office of a foreign banking organization is licensed,  under the laws of the United States or any state thereof;  (II) is regulated,  supervised and examined by United States Federal or state authorities  having regulatory  authority over banks and trust companies;  (III) is determined by the Securities
              Valuation Office of the National  Association of Insurance  Commissioners  to meet such standards of financial  condition and standing as are  considered  necessary and  appropriate  to regulate the quality of banks and trust  companies  whose letters of credit will be acceptable to insurance regulatory  authorities;  (IV) is not a foreign branch office of a bank or trust company organized and existing in the United States;  and (V) is not a parent,  subsidiary or affiliate of PRUCO of NJ or AUSA.

d.       Each Letter of Credit must indicate that notices of non-renewal will be sent to the following  address,  or such other address as may be indicated in a notice sent by PRUCO of NJ to the issuing or confirming bank:

              Chief Actuary
              PRUCO Life Insurance Company of New Jersey
              213 Washington Street
              Newark, New Jersey  07102-2992

e.       All of the Letters of Credit must, in the aggregate,  provide for a maximum amount that can be drawn  thereunder of a sum that is at least as great  as  PRUCO  of NJ has  indicated  will be  required  under  this  Agreement  and all  other  related reinsurance  agreements  between or AUSA and PRUCO of NJ or any  affiliate  of PRUCO of NJ. Each year around  December 1,
              PRUCO of NJ will indicate to AUSA the aggregate  coverage amount needed under all of the Letters of Credit as well as any other  information  necessary  for AUSA to provide  PRUCO of NJ the required  Letters of Credit prior to December 31. The cost for all Letters of Credit furnished and maintained under this Agreement will be borne solely by AUSA.

f.       AUSA and PRUCO of NJ agree that any or all of the  Letters of Credit  provided  by AUSA  pursuant  to the  provisions  of this
              Agreement may be drawn upon in full or in part at any time,  notwithstanding any other provisions in this Agreement,  and may be utilized by PRUCO of NJ or any successor by operation of law of PRUCO of NJ  including,  without  limitation,  any liquidator, rehabilitator, receiver or conservator of PRUCO of NJ for any of the following purposes:

i.       to  reimburse  PRUCO of NJ for AUSA's share of premiums  returned to the owners of policies  reinsured  under the  reinsurance agreement on account of cancellations of such policies;

ii.      to  reimburse  PRUCO of NJ for AUSA's  share of benefits or losses paid by PRUCO of NJ under the terms and  provisions  of the policies reinsured under this Agreement;

iii.     to fund an account with PRUCO of NJ in an amount at least equal to the deduction,  for reinsurance  ceded,  from PRUCO of NJ's liabilities  for policies ceded under this Agreement.  Such amount shall include,  but not be limited to, amounts for policy reserves,  reserves for claims and losses incurred (including losses incurred but not reported),  loss adjustment expenses, and unearned premiums; and

iv.      to pay any other amounts PRUCO of NJ claims are due under this Agreement:

                  All of the foregoing will be applied without diminution because of insolvency on the part of PRUCO of NJ or AUSA.

g.       AUSA further acknowledges and agrees that PRUCO of NJ or any successor by operation of law of PRUCO of NJ including, without limitation, any liquidator, rehabilitator, receiver or conservator of PRUCO of NJ may draw upon any or all of the
              Letters of Credit in full or in part in the event that:  (I) a notice of cancellation or non-renewal has been issued by the issuing or confirming bank under any of the Letters of Credit and AUSA has not obtained one or more replacement letters of credit that satisfy all of the applicable requirements of this Section 11 by that date which is ten days prior to the earliest expiry date of the Letter of Credit or Letters of Credit as to which notice of cancellation or non-renewal has been sent; or (II) the maximum amount that may be drawn under any of the Letters of Credit has been reduced or PRUCO of NJ has communicated to AUSA in accordance with the provisions of subsection e. of this Section 11 a need to increase the aggregate amount available under all of the Letters of Credit and AUSA has not obtained one or more replacement Letters of Credit or one or more additional Letters of Credit so that all issued and outstanding Letters of
              Credit that will remain in effect provide for coverage in an amount sufficient to meet the requirements of subsection e.
              of this Section 11.

                                                              SCHEDULE B

                                            AUTOMATIC AND FACULTATIVE REINSURANCE PREMIUMS
---------------------------------------------------------------------------------------------------------------------------------------

1.       STANDARD ANNUAL REINSURANCE PREMIUMS

         The standard annual  reinsurance  premiums per $1,000 of net amount at risk for (1) all cessions of automatic  reinsurance and facultative  obligatory  reinsurance and (2) all cessions of facultative  reinsurance in the amount of $2 million or less will be the  frasierized  values of the product of the single life rates in the table attached to this Schedule B and the following factors:

          ==================== =============================================
             Rating Class                         Factor
          -------------------- ---------------------------------------------
                      1                             .315
          -------------------- ---------------------------------------------
          -------------------- ---------------------------------------------
                      2                             .384
          -------------------- ---------------------------------------------
          -------------------- ---------------------------------------------
                      3                             .495
          -------------------- ---------------------------------------------
          -------------------- ---------------------------------------------
                      4                             .628
          -------------------- ---------------------------------------------
          -------------------- ---------------------------------------------
                      5                           1.025
          -------------------- ---------------------------------------------
          -------------------- ---------------------------------------------
                      6                           1.285
          ==================== =============================================

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         The standard annual reinsurance premiums per $1,000 for cessions of facultative reinsurance in excess of $2 million will be the frasierized values of the product of the single life rates in the table attached to this Schedule B and the following factors:

          ================================================================
           Term Policies in Level Premium Period and Conversion Policies
                               at Similar Durations
          -------------------- -------------------------------------------
             Rating Class                        Factor
          -------------------- -------------------------------------------
                      1                          .394
          -------------------- -------------------------------------------
          -------------------- -------------------------------------------
                      2                          .480
          -------------------- -------------------------------------------
          -------------------- -------------------------------------------
                      3                          .619
          -------------------- -------------------------------------------
          -------------------- -------------------------------------------
                      4                          .785
          -------------------- -------------------------------------------
          -------------------- -------------------------------------------
                      5                             1.281
          -------------------- -------------------------------------------
          -------------------- -------------------------------------------
                      6                             1.606
          ==================== ===========================================

         The frasierized method is described as follows:

         Definition of Terms:

(a)      Qx,n = single life rate per thousand in duration n for an insured whose policy was issued at issue age x

(b)      Qx,y,n = joint last survivor rate per thousand in duration n for two insureds whose policy was issued at issue ages x and y

         Step 1

                  Calculate qx,n for each insured for durations 1 to n.

                  qx,n = Qx,n divided by 1000.

         Step 2

                  Calculate px,n for each insured for durations (n-1) and n.

                  px,n = (1-qx,1) x (1-qx,2) x (1-qx,n).

         Step 3

                  Calculate px,y,n for durations (n-1) and n.

                  px,y,n = px,n + py,n - ((px,n) x (py,n))

         Step 4

                  Calculate qx,y,n for duration n.  Let px,y,0 = 1.

                  qx,y,n = 1 - px,y,n
                                px,y,n-1

         Step 5

                  Qx,y,n = 1000 x qx,y,n

         A minimum premium of $0.13 per $1000 will be applied.

2.       SUBSTANDARD ANNUAL REINSURANCE PREMIUMS

         Substandard extra premiums are available on classes 4 and 6 (Non-Smoker and Smoker).  For substandard issues, the substandard reinsurance premium (plus any flat extra) is payable for 20 years.  After this period, the base reinsurance premium (plus any flat extra) is payable until the end of the premium paying period.

         The annual reinsurance premiums per $1,000 for substandard issues will be the product of the annual single life base reinsurance premiums per $1,000 and the factor for the appropriate rating class.  These are the single life substandard rates prior to frasierization.  These rates are capped at $1,000 per $1,000.  The minimum after frasierization is $0.13 per
         $1,000.

         The factors are as follows:

         -------------- ---------- -------------- ----------
         Rating Class              Rating Class   Factor
                        Factor
         -------------- ---------- -------------- ----------
         -------------- ---------- -------------- ----------
         A              1.40       K              10.00
         -------------- ---------- -------------- ----------
         -------------- ---------- -------------- ----------
         B              1.65       L              12.50
         -------------- ---------- -------------- ----------
         -------------- ---------- -------------- ----------
         C              1.90       M              15.00
         -------------- ---------- -------------- ----------
         -------------- ---------- -------------- ----------
         D              2.25       N              17.50
         -------------- ---------- -------------- ----------
         -------------- ---------- -------------- ----------
         E              2.75       O              20.00
         -------------- ---------- -------------- ----------
         -------------- ---------- -------------- ----------
         F              3.25       P              25.00
         -------------- ---------- -------------- ----------
         -------------- ---------- -------------- ----------
         G              3.75       Q              30.00
         -------------- ---------- -------------- ----------
         -------------- ---------- -------------- ----------
         H              4.50       R              40.00
         -------------- ---------- -------------- ----------
         -------------- ---------- -------------- ----------
         I              5.00       S              50.00
         -------------- ---------- -------------- ----------
         -------------- ---------- -------------- ----------
         J              7.50       T              50.00
         -------------- ---------- -------------- ----------

3.      FLAT EXTRA REINSURANCE PREMIUMS

        Each single life flat extra premium will be converted to PRUCO of NJ's flat extra premium for survivorship insurance.

        The flat extra reinsurance premium will be the product of PRUCO of NJ's flat extra for survivorship insurance and the factors in the following table:

         ======================================================
                Permanent Flat Extra Premiums (i.e., for more
                           than 5 years duration)
         ------------------------------------------------------
                     First year                  .25
         ----------------------------- ------------------------
         ----------------------------- ------------------------
                    Renewal year                 .90
         ============================= ========================

         ==============================================================
                  Temporary Flat Extra Premiums (i.e., for 5 years
                                  duration or less)
         --------------------------------------------------------------
                        All years                       .90
         =================================== ==========================

4.      AGE BASIS

        Age Last Birthday.

5.      PREMIUM TAXES

        Premium taxes are not reimbursed.